www.bankrate.com

For more information contact:

Steven Barnhart

Interim Chief Financial Officer

steve.barnhart@bankrate.com

(917) 368-8600

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8600

FOR IMMEDIATE RELEASE

BANKRATE PROVIDES BUSINESS UPDATE, INCLUDING PRELIMINARY SELECTED THIRD QUARTER 2014 FINANCIAL RESULTS

NEW YORK, NY – November 6, 2014

Preliminary Results ($ in millions, except per share amounts)	Three months ended
September 30,
2014
Revenue
GAAP	$141.6
Adjusted	141.8

Income (loss) from continuing operations	$8.4

Net Income
GAAP	$8.3
Adjusted	15.7

Diluted Earnings per Share (EPS)
GAAP	$0.08
Adjusted	0.15

Adjusted EBITDA	$33.1

Bankrate, Inc. (NYSE: RATE) today provided a business update, including preliminary selected financial results for the three months ended September 30, 2014. These results are preliminary due to the additional time needed to complete the Company’s review of its financial statements for the prior periods described below (see “Other Matters”) and the impact, if any, of such review on the Company’s results for the three months ended September 30, 2014.  Due to the ongoing review of the Company’s financial statements, the Company has provided only selected financial data, which is subject to change, in this press release.

President and Chief Executive Officer, Kenneth S. Esterow, commented, “We are releasing this business update for the third quarter to provide our shareholders, customers, and employees with information as to the current financial condition and results of operations of Bankrate.  The process of reviewing the Company’s financial statements for 2011, 2012 and

2013 is currently underway, and the Bankrate Audit Committee and its advisors continue to work diligently to complete that review.”

Total GAAP revenue for the third quarter of 2014 was $141.6 million.  GAAP net income for the quarter was $8.3 million or $0.08 per fully diluted share.  On an adjusted basis (Non-GAAP), total revenue for the third quarter was $141.8 million.  Non-GAAP adjusted net income for the third quarter of 2014, as outlined in the attached reconciliation, was $15.7 million, representing Adjusted EPS of $0.15.  Adjusted EBITDA was $33.1 million in the third quarter of 2014, which includes the impact of approximately $3.4 million of legal and other expense relating to the previously disclosed SEC investigation and the internal review of the Company’s financial statements for fiscal years 2011, 2012 and 2013.

2014 Guidance

On a preliminary basis, the Company has updated its financial guidance for the full year ended December 31, 2014.  The amounts included in the preliminary financial guidance are estimates subject to change as a result of the additional time needed to complete the Company’s review of its financial statements for the prior periods described below (see “Other Matters”) and the impact, if any, of such review on the Company’s results for the full year.  The preliminary financial guidance is also subject to change as a result of the factors set forth in the Safe Harbor Statement below.

For the full year, the Company has refined its adjusted revenue guidance to $545 to $550 million, from $545 to $555 million.  Full year adjusted EBITDA guidance remains at $141 to $145 million, excluding costs related to the review of prior years’ financials, the SEC and DOJ investigations and related litigation in the third and fourth quarters of 2014.

Third Quarter 2014 Financial Update

•	CPA revenue from credit card applications and the senior care vertical was $62.8 million on an adjusted basis in the third quarter of 2014.
•	CPC revenue for the quarter was $36.9 million, of which $17.4 million was from banking clicks and calls and $19.5 million was from insurance clicks and calls.
•	CPL revenue from insurance leads was $32.1 million.
•	CPM revenue from banking and senior care display advertising for the quarter was $9.0 million.
•	Caring.com generated $4.4 million in revenue for the quarter, on an adjusted basis, and posted an Adjusted EBITDA loss of $0.5 million for the quarter.
•	Cash and cash equivalents at September 30, 2014 were $131.7 million.
•

In the quarter, the Company repurchased 3.5 million shares, at an aggregate cost of $50.8 million.  As of September 30, 2014, the Company had approximately $14 million remaining under the existing share repurchase authorization, which expires on December 31, 2014.

•

As announced during the second quarter earnings call, the Company had begun seeking investors for its operations in China.  Based on the status of those discussions, beginning with the third quarter of 2014 these operations have been classified as discontinued and held for sale. For the third quarter 2014, Bankrate China generated revenues of $410,000 and an EBITDA loss of $76,000.

Third Quarter 2014 Business Update

Credit Cards

•	Organic card offer clicks increased approximately 9% versus the prior year quarter.
•	Card approval rates were 37 basis points higher year-over-year.
•

During the quarter, CreditCards.com launched an app version of WalletUpTM. The app gives consumers access to a comprehensive set of financial resources including a personalized recommendation on which credit card to use, at the point of sale, to maximize their rewards.

Insurance

•

Insurance lead volumes were flat year-over-year in the quarter.  This below-forecast lead growth was largely associated with an unanticipated reduction in lead acquisition by a top 5 carrier as part of a broader cutback in their balance of year marketing investments.

•

In the quarter, the Company launched Single Platform (a technology platform which will, once fully implemented, replace disparate NetQuote, InsWeb and InsureMe systems) and migrated over 3,000 agents to the new platform.

•	The Company added 3 new Property and Casualty (P&C) carrier relationships, and extended existing relationships with 12 P&C carriers across leads, clicks and calls.

Banking

•	Total banking clicks increased 16% year-over-year with deposit and other banking clicks growth of 40%, more than offsetting a 5% decline in mortgage clicks.
•	Bankrate.com’s “Moneyball” testing and optimization framework has been deployed including the onboarding of a VP of analytics and a data scientist.
•	The Bankrate.com Mobile Finance channel was deployed and has generated more than 500,000 page views since launch.

Senior Care

•	Caring.com added 224 new senior housing communities to its network of participating senior living providers.
•	The number of move-ins increased 106% versus the prior year quarter.

Other Matters

Due to the timing and ongoing review of the Company’s financial statements for the prior periods described below, the Company has provided only preliminary selected financial data (the “Preliminary Information”) in this press release.

As previously announced, the Securities and Exchange Commission (the “SEC”) and the United States Department of Justice (the “DOJ”) are conducting investigations relating to the Company’s financial reporting.  In connection with these matters and developments in the ongoing investigations, on September 14, 2014, the Company’s Audit Committee

concluded that the Company’s previously issued financial statements for each of fiscal years 2011, 2012 and 2013 should no longer be relied upon pending the conclusion of a full internal review of these matters, which is ongoing.  The Audit Committee has retained its own independent counsel and independent forensic accountants.

There can be no assurance that the Company will reach the same conclusions as before regarding the application of accounting standards, management estimates or other factors affecting the Company’s financial statements in connection with such review, or that adjustments to or restatements of the Company’s financial statements for such periods or other periods will not be required as a result.

Due to the impact of the foregoing matters on the presentation of the Company’s financial statements in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, the Company does not expect to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2014 with the SEC.

The Preliminary Information is preliminary and subject to change.  The Preliminary Information has not undergone the review by the Company’s outside auditors that is customary for the release of quarterly results.  In addition, the Preliminary Information has not been certified by the Company’s Chief Executive Officer and Interim Chief Financial Officer as would be required in connection with a Quarterly Report on Form 10-Q.  The Preliminary Information represents the Company’s good faith belief as to the Company’s results for the three months ended September 30, 2014,  but it is pending any impact from the ongoing review of the Company’s financial statements for 2011, 2012 and 2013 and investors are cautioned that such information is neither final nor complete and should not be relied on as such.

Pending Litigation

In September and October 2014, the Company and certain of its current and former officers and directors were named as defendants in three substantially similar putative class action lawsuits alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5.  On the basis of the press release issued by the Company on September 14, 2014 and Current Report on Form 8-K filed by the Company on September 15, 2014 regarding the ongoing investigation by the SEC and the review being conducted by the Company’s Audit Committee, the complaints in these actions allege, among other things, that the defendants made false and misleading statements about, and failed to disclose, alleged errors in the Company’s financial statements relating to the improper recognition of revenues and expenses, and allegedly inadequate internal controls over financial reporting; and that, as a result, the Company’s financial statements were materially false and misleading.  The first of the three lawsuits, Tong v. Evans, et al., No. 14-cv-8113-KLR, was filed on September 17, 2014 in the United States District Court for the Southern District of Florida, and sought to recover damages on behalf of a proposed class consisting of all persons, other than the defendants, who purchased the Company’s securities between March 1, 2013 and September 15, 2014, inclusive.  The second, Atiyeh v. Evans, et al., No. 14 Civ. 8443 (JFK), was filed on October 22, 2014 in the United States District Court for the Southern District of New York, and seeks to recover damages on behalf of the same proposed class of investors.  The third, Jahm v. Bankrate, Inc., et al., No. 14-cv-81323-DMM, was filed on October 28, 2014 in the United States District Court for the Southern District of Florida, and seeks to recover damages on behalf of a proposed class consisting of all persons, other than the defendants, who purchased the Company’s securities between October 16, 2012 and September 15, 2014, inclusive.  On October 24, 2014, the plaintiff in Tong filed a notice of voluntary dismissal, terminating that action; the other two actions are proceeding.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including Adjusted revenue, EBITDA, Adjusted EBITDA, Adjusted EPS, and Gross Margin excluding stock based compensation, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet.  Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, taxes and senior living.  The Bankrate network includes Bankrate.com, CreditCards.com and InsuranceQuotes.com, our flagship websites, and other owned and operated personal finance websites, including Caring.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, CarInsuranceQuotes.com, InsureMe, CreditCards.ca, and NetQuote.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of over 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly.  Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our websites or mobile applications; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; the number of consumers seeking information on the financial or senior care products and services we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and the other initiatives mentioned in this release, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; the impact of defense of and resolution of lawsuits to which we are a party; the failure to obtain final Court approval of the proposed settlement of the securities litigation we announced on June 9, 2014 (or a delay in obtaining such approval); any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of facing liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and China and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; review of our business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; the uncertainty surrounding the timing and results of the Audit Committee’s internal review of its financial statements; the timing and outcome of the SEC and DOJ investigations; the potential impact on the Company’s business and stock price of any announcements regarding the Company’s internal review, the SEC’s investigation or the DOJ’s investigation; the Company’s ability to maintain an effective system of internal controls and disclosure controls; potential regulatory action relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and any future periods for which the Company may be unable to timely report; risks relating to litigation, including the putative class action lawsuits currently pending described in this release, and regulatory proceedings; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Preliminary Condensed Consolidated Statement of Comprehensive Income (1)

($ in thousands, except per share data)

(Unaudited)
Three months ended
September 30,
2014
Revenue	$141,649
Cost of revenue (excludes depreciation and amortization)	54,462
Gross margin	87,187

Operating expenses:
Sales	3,851
Marketing	32,681
Product development	6,026
General and administrative	16,161
Legal settlements	(7,732)
Acquisition, offering and related expenses	248
Changes in fair value of contingent acquisition consideration	681
Depreciation and amortization	15,158
67,074
Income from operations	20,113

Interest and other expenses, net	5,232
Loss on extinguishment of debt	-
Income (loss) before income taxes	14,881
Income tax expense (benefit)	6,521
Income (loss) from continuing operations	8,360
Loss from discontinued operations	(97)
Net income (loss)	$8,263

Basic net income per share:
Continuing operations	$0.08
Discontinued operations	(0.00)
Basic net income (loss) per share	0.08

Diluted net income per share:
Continuing operations	$0.08
Discontinued operations	(0.00)
Diluted net income (loss) per share	0.08

Weighted average common shares outstanding:
Basic	100,607,876
Diluted	102,249,235

Comprehensive income (loss)	$8,058

(1) The amounts in this table are preliminary and subject to change (the “Preliminary Information”).  The Preliminary Information has not undergone the review by the Company’s outside auditors that is customary for the release of quarterly results.  In addition, the Preliminary Information has not been certified by the Company’s Chief Executive Officer and Chief Financial Officer as would be required in connection with a Quarterly Report on Form 10-Q.  The Preliminary Information represents the Company’s good faith belief as to the Company’s results for the three months ended September 30, 2014, but it is pending any impact from the ongoing review of the Company’s financial statements for 2011, 2012 and 2013 and investors are cautioned that such information is neither final nor complete and should not be relied on as such.

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited) (1)

($ in thousands, except per share data)

(Unaudited)
Three months ended
September 30,
2014
Revenue	$141,649
Adjusted revenue (2)	141,842

Gross margin excluding stock-based compensation (3)	$87,587
Gross margin excluding stock-based compensation %	61.8%

Adjusted EBITDA (4)	$33,065
Adjusted EBITDA margin	23.3%

Adjusted net income (5)	$15,708
Adjusted EPS	$0.15

Weighted average common shares outstanding (diluted):	102,249,235

(1) The amounts in this table are Preliminary Information.  The Preliminary Information has not undergone the review by the Company’s outside auditors that is customary for the release of quarterly results.  In addition, the Preliminary Information has not been certified by the Company’s Chief Executive Officer and Chief Financial Officer as would be required in connection with a Quarterly Report on Form 10-Q.  The Preliminary Information represents the Company’s good faith belief as to the Company’s results for the three months ended September 30, 2014, but it is pending any impact from the ongoing review of the Company’s financial statements for 2011, 2012 and 2013 and investors are cautioned that such information is neither final nor complete and should not be relied on as such.

(2) Adjusted revenue represents revenue plus the impact of purchase accounting on deferred revenue.

(3) Gross margin excluding stock-based compensation represents gross margin plus stock-based compensation classified as cost of revenue.
Reconciliation of gross margin excluding stock-based compensation
Gross margin	$87,187
Stock-based compensation	400
Gross margin excluding stock-based compensation	$87,587

(4) Adjusted EBITDA adds back interest and other expense, income tax expense, depreciation and amortization, loss from discontinued operations, changes in fair value of contingent acquisition consideration, legal settlements, acquisition, offering and related expenses, impact of purchase accounting, and stock-based compensation.

Reconciliation of adjusted EBITDA
Net income (loss)	$8,263
Interest and other expenses, net	5,232
Income tax expense (benefit)	6,521
Depreciation and amortization	15,158
Earnings before interest, taxes, depreciation and amortization (EBITDA)	35,174
Loss from discontinued operations	97
Changes in fair value of contingent acquisition consideration	681
Legal settlements	(7,732)
Acquisition, offering and related expenses	248
Impact of purchase accounting	193
Stock-based compensation (7)	4,404
Adjusted EBITDA	$33,065

(5) Adjusted net income adds back loss from discontinued operations, income tax expense, non-recurring change in fair value of contingent acquisition consideration, legal settlements, acquisition, offering and related expenses, impact of purchase accounting, stock-based compensation, and amortization; net of tax.

Reconciliation of adjusted net income
Net income (loss)	$8,263
Loss from discontinued operations	97
Income tax expense (benefit)	6,521
Change in fair value of contingent acquisition consideration due to change in estimate (6)	(14)
Legal settlements	(7,732)
Acquisition, offering and related expenses	248
Impact of purchase accounting	193
Stock-based compensation (7)	4,404
Amortization	13,771
Adjusted income before tax	25,751
Income tax (8)	10,043
Adjusted net income	$15,708

(6) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$681
Less: Change in fair value due to passage of time	695
Change in fair value of contingent acquisition consideration due to change in estimate	$(14)

(7) Stock-based compensation is recorded in the following line items:
Cost of revenue	$400
Sales	399
Marketing	245
Product development	697
General and administrative	2,663
Total stock-based compensation expense	$4,404

(8) Assumes 39% income tax rate.